UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2024

ASSET ENTITIES INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41612	88-1293236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Ct, 7th Floor, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

(214) 459-3117
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.0001 par value per share	ASST	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Amended and Restated Closing Agreement, dated as of August 1, 2023, between Asset Entities Inc., a Nevada corporation (the “Company”), and Triton Funds LP, a Delaware limited partnership (“Triton”), as amended by the Amendment to Amended and Restated Closing Agreement, dated as of September 27, 2023, between the Company and Triton, the Second Amendment to Amended and Restated Closing Agreement, dated as of December 30, 2023, between the Company and Triton, and the Third Amendment to Amended and Restated Closing Agreement, dated as of March 29, 2024, between the Company and Triton (as amended, the “Amended and Restated Closing Agreement”), on March 27, 2024, the Company delivered a notice to Triton (the “Closing Notice”) informing Triton that the Company had elected to exercise its right pursuant to the Amended and Restated Closing Agreement to sell Triton 621,590 shares (the “Triton Shares”) of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”). The price of each of the Triton Shares is required to be set at 85% of the lowest daily volume-weighted average price of the Class B Common Stock during the five business days prior to the closing of the purchase of the Triton Shares (the “Triton Closing”). The Triton Closing is required to occur within five business days after the date that the Triton Shares are received by Triton in accordance with the Amended and Restated Closing Agreement.

In connection with the Triton Closing, pursuant to the engagement letter agreement between the Company and Boustead Securities, LLC (“Boustead”), dated November 29, 2021 (the “Boustead Engagement Letter”), and the underwriting agreement between the Company and Boustead, as representative of the underwriters of the Company’s initial public offering, dated February 2, 2023 (the “Underwriting Agreement”), the Company will pay Boustead a fee equal to 7% of the aggregate purchase price and a non-accountable expense allowance equal to 1% of the aggregate purchase price for the Triton Shares. In addition, the Company will issue a warrant to Boustead for the purchase of 43,511 shares of Class B Common Stock, equal to 7% of the number of the Triton Shares, with an exercise price equal to the purchase price per share of the Triton Shares (the “Tail Warrant”).

The Triton Shares were offered and sold by the Company to Triton in a transaction that is exempt from the registration requirements of the Securities Act, in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder. In the Amended and Restated Closing Agreement, Triton represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act). Accordingly, the offer and sale by the Company of the Triton Shares to Triton under the Amended and Restated Closing Agreement have not been and will not be registered under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

The Tail Warrant that will be issued by the Company to Boustead under the Boustead Engagement Letter and the Underwriting Agreement will be offered and sold by the Company to Boustead in a transaction that is exempt from the registration requirements of the Securities Act, in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder. Accordingly, the offer and sale by the Company of the Tail Warrant to Boustead under the Boustead Engagement Letter has not been and will not be registered under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such security may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2024	ASSET ENTITIES INC.

/s/ Arshia Sarkhani
Name: Arshia Sarkhani
Title: Chief Executive Officer and President